Exhibit 107

Calculation of Filing Fee Table

Schedule 13E-3
(Form Type)

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

(Name of the Issuer)

BANCO SANTANDER, S.A.

(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation(1)	Fee Rate	Amount of Filing Fee(2)
Fees to Be Paid	U.S.$333,041,807	0.00011020	U.S.$36,701.21
Fees Previously Paid	—		—
Total Transaction Valuation	U.S.$333,041,807
Total Fees Due for Filing			U.S.$36,701.21
Total Fees Previously Paid			—
Total Fee Offsets			U.S.$36,701.21
Net Fee Due			—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-T	005-90381	February 7, 2023		U.S.$36,701.21
Fees Offset Sources	Banco Santander, S.A.	SC TO-T	005-90381		February 7, 2023		U.S.$36,701.21(3)

(1)       Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing fee is calculated based on the aggregate cash payment for the proposed per-share cash payment of U.S.$333,041,807 for 255,264,592 outstanding Series B Shares (directly or in the form of ADSs) subject to the transaction, other than any Series B Shares or ADSs owned directly or indirectly by Purchaser (the “Transaction Valuation”). The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using an exchange rate of Ps. 18.7937/U.S. dollar as of February 1, 2023, as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación).

(2)       The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2023, was calculated by multiplying the Transaction Valuation by 0.00011020.

(3)       Banco Santander, S.A. previously paid U.S.$36,701.21 upon the filing of its Tender Offer Statement on Schedule TO on February 7, 2023 in connection with the tender offer reported hereby.